Exhibit 4                                                   Execution Copy







                             HYDROGENICS CORPORATION



                                     - and -



                           GENERAL MOTORS CORPORATION





 ------------------------------------------------------------------------------

                                ESCROW AGREEMENT

                                October 16, 2001
 ------------------------------------------------------------------------------

                                                                  Execution Copy


                                ESCROW AGREEMENT

      THIS AGREEMENT made as of this 16th day of October, 2001.

BETWEEN:

            HYDROGENICS CORPORATION, a corporation governed by the laws of Canada,

            (the "Corporation")

                                     - and -


            GENERAL MOTORS CORPORATION, a corporation governed by the laws of the State of Delaware,

            ("GM")

                                     - and -


            OSLER, HOSKIN & HARCOURT LLP,

            (the "Escrow Agent")

RECITALS

A.    GM  is  desirous  of   depositing  in  escrow   certain   warrants  (the
      "Warrants") to purchase common shares of the Corporation owned by them;

B. The Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions hereof;

THEREFORE this Agreement witnesseth that in consideration of the aforesaid agreements, and of the sum of one dollar ($1.00) now paid by the parties hereto, each to the other (receipt of which sum the parties do hereby respectively acknowledge each to the other) GM covenants and agrees severally with the Corporation and with the Escrow Agent and the Corporation and the Escrow Agent covenant and agree each with the other and severally with GM as follows:

1.    Deposit of Warrants in Escrow

GM hereby places and deposits in escrow the Warrants, each exercisable for the purchase of 61,760.9 common shares of the Corporation, which are represented by certificates number W-1 through W-40 each dated as of the date of this Agreement, (the "Escrowed Warrants") with the Escrow Agent and hereby undertakes and agrees forthwith to deliver those securities (including any replacement securities or certificates if and when such are issued or allotted) to the Escrow Agent for deposit in escrow.

2.    Restriction on Transfer

The parties hereby agree that the Escrowed Warrants and the beneficial ownership of any interest in them and the certificates representing them (including any replacement certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with except in accordance with this Agreement.

3.    Direction to Escrow Agent

GM hereby directs the Escrow Agent to retain the Escrowed Warrants and the certificates (including any replacement securities or certificates) representing same and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation or alienation thereof.

4.    Release from Escrow

The Escrow Agent shall release from escrow and deliver to GM one Warrant Certificate on the 15th of every month commencing on November 15, 2001 and shall continue to do so until such time as either (a) the Corporate Alliance Agreement entered into between the Corporation and GM on the date hereof shall have been terminated; or (b) all of the Escrowed Warrants (including any replacemetn securities or certificates) shall have been released from escrow in accordance with the terms hereof.

5.    Acknowledgement

The Corporation hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance.

6.    Resignation of Escrow Agent

If the Escrow Agent shall wish to resign, it shall give at least three months' notice to the Corporation, which may, by writing appoint another Escrow Agent in its place, provided such Escrow Agent is a trust company authorized to carry on business in the Province of Ontario and such appointment shall be binding on the Security Holders and the new Escrow Agent shall assume and be bound by the obligations of the Escrow Agent, if a successor agent has not been appointed, then the Corporation or the Security Holder may apply to the Ontario Court of Justice (General Division) for the appointment of a successor agent. Failing such application to the court within thirty (30) days from such effective date, then the Escrow Agent shall deliver the Escrowed Warrants to the Corporation to be held in trust for the Security Holders pursuant to this Agreement.

7.    Expenses

The Corporation shall pay the Escrow Agent for the above-mentioned services during the terms of this Agreement and shall reimburse the Escrow Agent for all costs and expenses, including legal fees incurred for the carrying out of its duties hereunder.

8.    Acceptance

The Escrow Agent hereby accepts the covenants and obligations in this Agreement declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold and exercise the rights, privileges and benefits conferred upon it hereunder.

9.    Terms of Escrow Agent Appointment

The acceptance by the Escrow Agent of its duties and obligations under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to its rights, duties, liabilities and immunities:

      (a) in the exercise and discharge of its rights and duties hereunder, the Escrow Agent shall act honestly and in good faith and shall exercise the degree of care, diligence and skill that a reasonably prudent escrow agent would exercise in comparable circumstances.

      (b) the Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any security deposited with it.

      (c) the Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be;

      (d) except for the Escrow Agent's act of negligence or wilful misconduct the Escrow Agent shall not be liable for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law and the Corporation and GM jointly and severally agree to indemnify and save harmless the Escrow Agent from and against all
            claims,   demands,   actions,   suits  or  other  proceedings  and
            whomsoever made,  prosecuted or brought and from all loss,  costs,
            damages  and  expenses   whatsoever  in  any  manner  based  upon,
            occasioned by or attributable to any act of the Escrow Agent in the execution of its duties hereunder;

      (e) the Escrow Agent represents that, at the time of execution and delivery hereof, no material conflict of interest exists in the Escrow Agent's role as a fiduciary hereunder and agrees that, in the event of a material conflict of interest arising hereafter, it shall, within ten (10) days after ascertaining that it has such a material conflict of interest, either eliminate such conflict or resign as Escrow Agent hereunder;

      (f) the Escrow Agent may consult with and obtain advice from legal counsel in the event of any question as to any of the provisions hereof of its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

      (g) the Escrow Agent may, in its personal or any other capacity, invest in, lend on, deal in and hold securities of the Corporation (other than the Escrowed Warrants) and generally may contract with the Corporation without being liable to account for any profit or gain realized thereby;

      (h) The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the other parties hereto, and, if its duties herein are affected, unless it shall have given its prior written consent thereto; and

      (i) in the event of any disagreement arising regarding the terms of the Agreement, the Escrow Agent shall be entitled at its option to refuse to comply with any and all demands whatsoever until the dispute is settled either amongst the parties or by act of competent jurisdiction.

10.   Notice

Any notice required or permitted to be given hereunder shall be given by prepaid registered mail or via facsimile with a copy to follow by prepaid registered mail as follows:

      The Corporation

      Hydrogenics Corporation
      5985 McLaughlin Road
      Mississauga, ON  L5R 1B8

      Facsimile:  905-361-3626
      Attention:  Pierre Rivard, President

      with a copy to:

      Osler, Hoskin & Harcourt, LLP
      Box 50, 1 First Canadian Place
      Toronto, ON  M5X 1B8

      Facsimile:  416-862-6666
      Attention:  Mark Trachuk

      GM:

      General Motors Corporation
      300 Renaissance Center
      P.O. Box 300
      Detroit, MI 48265-3000
      MC 482-C23-D24

      Facsimile:  313-667-3188
      Attention:  General Counsel

      Escrow Agent:

      Osler, Hoskin & Harcourt LLP
      Box 50, 1 First Canadian Place
      Toronto, ON  M5X 1B8

      Facsimile:  416-862-6666
      Attention:  Mark A. Trachuk

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

11.   Counterparts

This Agreement may be executed in several parts in the same form and such parts as so executed shall together from one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement, and delivery of the counterparts may be effected by means of telecopier.

12.   Termination

This Agreement shall terminate either when (a) the Corporate Alliance Agreement shall have been terminated; or (b) all of the Escrowed Warrants (including any replacement securities or certificates) have been released from escrow in accordance with the terms hereof. If there remains in escrow any Escrowed Warrants upon termination of this Agreement, the Escrow Agent shall immediately return such Escrowed Warrants to the Corporation.

13.   Definitions and Interpretation

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the subscription agreement between the corporation and GM dated the date hereof. Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

14.   Time

Time shall be of the essence of this Agreement.

15.   Binding Agreement

This Agreement shall enure to the benefit of and be binding on the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns.

16.   Choice of Law

This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written.

                                         HYDROGENICS CORPORATION
                                          By: Pierre Rivard
                                              ---------------------------------
                                              Name: Pierre Rivard
                                              Title: President and CEO


                                         GENERAL MOTORS CORPORATION
                                          By: Lawrence D. Burns
                                              ---------------------------------
                                              Name: Lawrence D. Burns
                                              Title: Vice President


                                         OSLER, HOSKIN & HARCOURT LLP, as
                                         Escrow Agent
                                          By: Mark Trachuk
                                              ---------------------------------
                                              Name: M. Trachuk
                                              Title: Partner

                                  SCHEDULE "A"

                                RELEASE DIRECTION

To:   Osler, Hoskin & Harcourt LLP, Escrow Agent
      c.    General Motor Corporation, General Counsel

Re: Escrow Agreement dated October 16, 2001, (the "Escrow Agreement") between Hydrogenics Corporation and General Motors Corporation


------------------------------------------------------------------------------

Reference is made to Section 4 of the Escrow Agreement. The undersigned hereby directs the Escrow Agent to release from escrow to GM forthwith, at GM's direction an Escrowed Warrant to purchase 61,760.9 common shares of the Corporation and this direction shall be your good and proper authority for doing so.

All capitalized terms used in this direction shall have the meaning ascribed thereto in the Escrow Agreement.

Signed this __________day of __________, _______.



                                         HYDROGENICS CORPORATION
                                          By:
                                              ---------------------------------
                                              Name:
                                              Title: